Exhibit 10.2

                          FOURTH AMENDMENT TO LEASE
                          -------------------------

      THIS FOURTH AMENDMENT TO LEASE (hereinafter referred to as this "Amendment") is made and entered into as of the 25th day of February, 2002, by and between TRINET ESSENTIAL FACILITIES XXIX, INC., a Maryland corporation ("Landlord", and HAEMONETICS CORPORATION, a Massachusetts corporation ("Tenant").

                                 WITNESSETH:

      WHEREAS, Wood Road Associates II Limited Partnership ("Original Landlord") and Tenant entered into that certain Lease, dated July 3, 1991, of the building located at 355 Wood Road, Braintree, Massachusetts (the "Building"), as more fully and particularly described in the Lease, as modified and amended pursuant to that certain Amendment No. 1 to Lease (the "First Amendment"), between Original Landlord and Tenant, as further modified and amended pursuant to that certain Amendment No. 2 to Lease (the "Second Amendment"),dated as of September 9, 1992, between Original Landlord and Tenant, and as modified and amended pursuant to that certain Amendment No. 3 to Lease (the "Third Amendment"), dated as of March 27, 1997, between Original Landlord and Tenant, as assigned by original Landlord to Landlord pursuant to that certain Assignment and Assumption of Lease, dated June 18, 1998 (the Lease, as so modified, amended and assigned, is hereinafter referred to as the "Lease"); and

      WHEREAS, Landlord is the current owner of the Building and holder of the Lease; and

      WHEREAS, Landlord and Tenant desire to modify and amend the Lease as more fully set forth below;

      NOW, THEREFORE, FOR AND IN CONSIDERATION of the sum of Ten and No' 100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant do hereby covenant and agree as follows:

      1. Definitions. For all purposes of this Amendment, unless otherwise expressly provided in this Amendment or unless the context in which such term is used indicates a contrary intent, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Lease.

      2. Modification and Amendment of Lease. Landlord and Tenant do hereby modify and amend the Lease as follows:

      a) Paragraph 1(A) of the Lease, appearing on page 2 thereof, is hereby modified and amended by deleting the definition of "Landlord's Address", and by substituting in lieu thereof the following new definition:

      "LANDLORD'S ADDRESS:    c/o iStar Financial Inc.
                              1114 Avenue of the Americas, 27th Floor
                              New York, New York 10036
                              Attn: Chief Operating Officer
                              with a copy to:

                              c/o iStar Financial
                              3480 Preston Ridge Road, Suite 575
                              Aipharetta, Georgia 30005
                              Attn: Director of Lease Administration"

      b) Paragraph 1(A) of the Lease, appearing on page 2 thereof, is hereby modified and amended by deleting the definition of "Lease Term", and by substituting in lieu thereof the following new definition:

       "LEASE TERM:          The period beginning on the
                             Commencement Date and ending on
                             August 31, 2007."

      c) Paragraph 1(A) of the Lease, appearing on page 2 thereof, is hereby modified and amended by adding to the end of the definition of "Fixed Rent" the following paragraph:

             "Commencing September 1, 2002, Fixed Rent shall be
        $10.50 per rentable square foot absolutely net for each 12 calendar month period of the Lease Term until August 31, 2004, and thereafter shall be $12.00 per rentable square foot absolutely net for each 12 calendar month period of the Lease Term until August 31, 2007."

      d) Paragraph 1(A) of the Lease, appearing on page 2 thereof, is hereby modified and amended by adding to the end of the definition of "Monthly Fixed Rent" the following paragraph:

             "Commencing September 1, 2002 through August 31,
       2004, the Monthly Fixed Rent shall be $38,244.50/MONTH.
       Commencing September 1, 2004 through August 31, 2007, the
       Monthly Fixed Rent shall be $43,708.00/MONTH."

      e) Paragraph 5(A) of the Lease, appearing on page 5 thereof, is hereby modified and amended by deleting the words "do Vazza Associates, 400 Crown Colony Drive, Quincy, MA 02169", and by substituting in lieu thereof the following new words: "Fleet/Bank Boston, Acct. #896-64465, P. 0. Box 414443, Boston, Massachusetts 02241."

      f) Paragraph C of Article V of the Lease, appearing on page 7 thereof, is hereby deleted in its entirety and the following new paragraph is hereby inserted in lieu thereof:

             "(C) The Factor: 100%"

      g) Paragraph 15 of Article VI of the Lease, appearing on page 14 thereof is hereby modified and amended by deleting the word "twice", and by substituting in lieu thereof the following new words: "150% of"

      h) Paragraph Q of Article X of the Lease, appearing on page 24 thereof, is hereby deleted in its entirety and the following new paragraph is hereby inserted in lieu thereof:

             "(Q) OPTION TO EXTEND

             Provided that Tenant is not then in default hereunder, Tenant shall have the option to extend the terms of this Lease for an additional period of five (5) years from the end of the Lease Term so long as Tenant delivers written notice to Landlord of Tenant's exercise of its option to extend not later than 180 days prior to the expiration of the Lease Term.

             Such extended terms shall be on the same terms, conditions, and covenants of this Lease, except for the amount of Fixed Rent, which shall be adjusted to a rate equal to 95% of the then Fair Market Rate for comparable office space, as mutually determined by Landlord and Tenant. During such extended term, Landlord shall have no obligation to provide any allowance to Tenant for tenant improvements or refurbishment of the demised premises, and Tenant shall continue to Lease the entire 43,708 rentable square feet of the demised premises "AS IS."

             Other than the amount, Fixed Rent payable during the extended term shall be payable at the same time on the same terms and conditions as during the initial Lease Term. In no event, however, will the operating of this Paragraph Q result in an annual Fixed Rent to Landlord for the demised premises at a rate of less than $12.00 per rentable square foot."

      i) Landlord and Tenant hereby covenant and agree that Paragraph S of
Article X of the Lease, Paragraph 7 of the Second Amendment and the Paragraph entitled "Extension" appearing at the end of the first page of the Third Amendment are hereby deleted in their entirety and shall no longer have any force or effect whatsoever.

      3. Financial Statements. The Lease is hereby amended by inserting the following provision as a new Article XII of the Lease:

                                "ARTICLE XII
                    FINANCIAL STATEMENTS AND INFORMATION

             12. (a) Tenant shall deliver to Landlord and to any lender or purchaser designated by Landlord the following information certified to be true, complete and correct by an officer of Tenant within 90 days after the end of each fiscal year of Tenant: a balance sheet of Tenant and its consolidated subsidiaries as of the end of such year, a statement of profits and losses of Tenant and its consolidated subsidiaries for such year, and an audited statement of cash flows of Tenant and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Tenant; and within 45 days after the end of each fiscal quarter of Tenant a balance sheet of Tenant and its consolidated subsidiaries as at the end of such quarter, statements of profits and losses of Tenant and its consolidated subsidiaries for such quarter and a statement of cash flows of Tenant and its consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Tenant having knowledge thereof, the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied. If Tenant or any guarantor of Tenant is a reporting company under the Securities and Exchange Act of 1934, as amended, the foregoing requirements of this

       Section 35 will be satisfied by the delivery of Tenant's or such guarantor's Form 10-K, 10-Q and annual reports promptly upon their filing with the Securities and Exchange Commission.

             (b) Upon ten (10) days' prior written notice Tenant will permit Landlord and its professional representatives to visit Tenant's offices, and discuss Tenant's affairs and finances with appropriate officers, and will make available such information as Landlord may reasonably request bearing on the Tenant, the demised premises or this Lease, and Landlord shall maintain the confidentiality of any information designated by Tenant as "nonpublic," and Landlord will execute and use its reasonable efforts to cause Landlord's professional representatives to execute confidentiality agreements."

      4. Tenant Improvements. The entire 43,708 rentable square feet of the demised premises shall continue to be leased to Tenant "AS IS".

      5. Brokers. Trammell Crow Company ("Tenant's Broker") has represented Tenant in connection with this Amendment, and shall be paid a commission by Landlord pursuant to a separate agreement. Tenant represents and warrants that it has had no dealings with any broker or agent other than Tenant's Broker in connection with the negotiation or execution of this Amendment, and agrees to indemnity and hold harmless Landlord from and against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under Tenant, except for Tenant s Broker.

      6. Interpretation. If any conflict between the terms of this Amendment and the terms of the Lease occurs, the terms of this Amendment shall govern and control in all respects.

      It is the intention of Landlord and Tenant with respect to the subject matter hereof that the terms of this Amendment shall supersede and replace in each and every respect the terms and provisions of the Lease which the parties intend to modify pursuant to the terms hereof.

      7. Binding Effect; Headings; Applicable Law. All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      8. Ratification. Except as hereinabove set forth, the Lease shall remain unmodified and in full force and effect, and Landlord and Tenant do hereby ratify and confirm the Lease, as modified and amended herein.

      9. Counterparts. This Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first above written.


                                  LANDLORD:

                                  TRINET ESSENTIAL FACILITIES XXIX,
                                  INC., a Maryland corporation

                                  By:  s/Jeffrey N. Brown
                                  ---------------------------------------
                                  Name:
                                  ---------------------------------------
                                  Title:  Senior Vice President
                                  ---------------------------------------


                                  TENANT:

                                  HAEMONETICS CORPORATION,
                                  a Massachusetts corporation

                                  By:  s/ James L. Peterson
                                  ---------------------------------------
                                  Name:
                                  ---------------------------------------
                                  Title:  CEO
                                  ---------------------------------------